Exhibit 99.1

Aridis Enters into APEX™ Licensing and Product Discovery Agreement for Zoonotic Viruses with Kermode

LOS GATOS, Calif., March 8, 2021 /PRNewswire/ -- Aridis Pharmaceuticals, Inc. (Nasdaq: ARDS) today announced that it has entered into an out-licensing and product discovery agreement with Kermode Biotechnologies, Inc. Kermode works on vaccines and mAbs for zoonotic viruses, which are animal viruses that have the ability to infect humans.

Under the terms of the agreement, the activities of each party and the products discovered using Aridis' APEXTM platform are structured as follow:

	Kermode Biotechnologies (Veterinary indications)		Aridis Pharma (Human indications)

•	Kermode will fund for one year the discovery of product candidates for African Swine Fever Virus (ASFV) based on its novel treatment strategy, with an option for swine influenza virus (SIV)	•	Aridis to grant a non-exclusive license to APEX and apply the APEX technology platform to discover vaccines and mAbs to ASFV

•	Retains exclusive rights to mAbs and vaccines for veterinary uses discovered in the collaboration	•	Aridis exclusively retains rights to any products for human uses discovered in the collaboration

Aridis Leadership on the Licensing Agreement

"This agreement represents a continuation in Aridis' expansion into the product discovery and development for viral pathogens, particularly those pathogens with pandemic potential. The licensing agreement with Kermode Biotechnologies presents another point of validation for our APEX antibody discovery platform," said, Vu Truong, Ph.D., Chief Executive Officer of Aridis.

"As we have witnessed the global health and economic impact of the ongoing COVID-19 pandemic, it is critical we turn our attention towards other potential viruses that could reach pandemic levels. Given the potential for high morbidity and mortality associated with zoonotic viruses that cross over to the human population, we view this pivot as a natural segue for Aridis in our ongoing effort to stay ahead of emerging infectious diseases and protect the health of patients worldwide."

Kermode Leadership on the Licensing Agreement

Dan Chen, Founder and CEO of Kermode, stated, "As we work to identify viable targets for both vaccine and therapeutic candidates for ASFV and SIV, we believe that by leveraging Aridis' novel APEX discovery platform, we can reduce the time it takes to complete our discovery process and increase speed to market.

"Through our efforts, we seek to identify therapeutic solutions to the material impact that ASFV can have on the food sources for billions of people around the world, and avoiding the shocks to food supply that occurred in 2017. Concurrently, we recognize the possibility of zoonotic exposure of these viruses from animals to humans, which occurred with H1N1, H3N2 and H1N2 influenza viruses.

"This collaboration is another step towards helping us solve some of these difficult challenges and are delighted to be partnering with Aridis on this licensing agreement."

About APEXTM:  A potent monoclonal antibody pathogen discovery platform.

Aridis utilizes its APEX technology platform for the unbiased discovery of new and highly potent antibodies against pathogens, including COVID-19.

Rapid Pathogen Identification	The APEX platform is comprised of a silicon wafer-based array of nanoliter sized tissue micro-culture wells that enable rapid screening of antibody secreting cells, enabling discovery of potent antibodies against targets such as SARS-CoV-2, the virus that causes COVID-19 disease.

Higher Yield	APEX platform features CRISPR enabled activation of endogenous genetic control elements that dramatically increase the yield of such therapeutic antibodies from manufacturing production cell lines.

Shortened Manufacturing Cycle	APEX platform also features a proprietary production cell line that is designed to rapidly manufacture multiple monoclonal antibody therapeutics at faster the manufacturing cycle time than currently available manufacturing technologies.

About African Swine Fever Virus and Swine Influenza Virus

African Swine Fever Virus (ASFV) infects domestic pigs resulting in mortality rates close to 100%, with the onset of death occurring within several days. The virus is very stable in the environment and easily transmitted between animals through feedstocks, direct or indirect contact, and tick vectors.

Once a region is infected with the virus it spreads very quickly, and the only available solution is to cull entire populations of swine. Swine populations in Europe, Russia, Africa and most recently China have all been affected by the virus and the economic toll has been devastating. There is currently no vaccine or treatment for ASFV in swine, and the probability of ASFV zoonosis to humans is low.

Swine Influenza Virus (SIV) consists of multiple strains of influenza virus including H1N1, H1N2, and others that are common in pigs worldwide. Transmission to humans is rare, primarily occurring to those who have regular exposure to pigs. In the rare event that swine influenza infects humans, the symptoms of 'zoonotic' swine flu in humans are influenza-like illness that largely resolves, but can be deadly in individuals with certain health preconditions. The most severe occurrence of human transmission was the 2009 swine flu pandemic where around 700 million to 1.4 billion people contracted the illness, which is more in absolute terms than the Spanish flu pandemic, resulting in approximately 284,000 possible fatalities worldwide. The most recent incidence of swine flu pandemic occurred in India in 2015, with over 31,156 positive test cases and 1,841 deaths. There is currently no approved vaccines or antibody treatments for SIV.

About Kermode Biotechnologies, Inc.

Kermode is a US-based, privately-held, biotechnology company focused on solving the challenges of animal health. Its immediate focus is on livestock viruses such as African Swine Fever Virus (ASFV) and Swine Influenza Flu (SIV).

Kermode is utilizing computational approaches to define vulnerable targets in structure, genetic composition and replication cycles of animal viruses. Once these targets are defined, Kermode applies state-of-the-art antibody discovery platforms to isolate therapeutic candidates with the highest potential to protect livestock against viral infections. This approach will allow Kermode to identify strong antibody therapeutics and construct vaccine candidates with long-lasting in vivo responses.

For additional information on Aridis Pharmaceuticals, please visit https://aridispharma.com/

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties.  These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Aridis' expectations, strategy, plans or intentions. These forward-looking statements are based on Aridis' current expectations and actual results could differ materially.  There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, the need for additional financing, the timing of regulatory submissions, Aridis' ability to obtain and maintain regulatory approval of its existing product candidates and any other product candidates it may develop, approvals for clinical trials may be delayed or withheld by regulatory agencies, risks relating to the timing and costs of clinical trials, risks associated with obtaining funding from third parties, management and employee operations and execution risks, loss of key personnel, competition, risks related to market acceptance of products, intellectual property risks, risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses, risks associated with the uncertainty of future financial results, Aridis' ability to attract collaborators and partners and risks associated with Aridis' reliance on third party organizations.  While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption "Risk Factors" in Aridis' 10-K for the year ended December 31, 2019 and Aridis' other filings made with the Securities and Exchange Commission. Forward-looking statements included herein are made as of the date hereof, and Aridis does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contact:

Investor Relations
Dave Gentry, CEO
RedChip Companies
Dave@redchip.com
1-407-491-4498